PROACTIVE

Third Quarter 2020 Earnings Release
& Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

November 5, 2020
National Storage Affiliates Trust Reports Third Quarter 2020 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2020 results.
Third Quarter 2020 Highlights
•Reported net income of $21.4 million for the third quarter of 2020, an increase of 29.7% compared to the third quarter of 2019. Reported diluted earnings per share of $0.15 for the third quarter of 2020, primarily relating to the HLBV method for allocating net income among the various classes of equity.
•Reported core funds from operations ("Core FFO") of $44.0 million, or $0.44 per share for the third quarter of 2020, an increase of 10.0% per share compared to the third quarter of 2019.
•Reported an increase in same store net operating income ("NOI") of 0.2% for the third quarter of 2020 compared to the same period in 2019, driven by a 0.4% decrease in same store property operating expenses while same store total revenues were unchanged.
•Reported same store period-end occupancy of 91.9% as of September 30, 2020, an increase of 260 basis points compared to September 30, 2019.
•Acquired four wholly-owned self storage properties for $23.8 million during the third quarter of 2020. Capital sources for the acquisition activity included the issuance of approximately $3.4 million of OP equity to sellers and $6.3 million of common equity raised under the Company’s at the market, or ATM, program at a combined weighted average price of $33.71 per share/unit, as well as borrowings under the Company’s revolving line of credit.
•Completed an underwritten public offering of 4,500,000 common shares of beneficial interest under forward sale agreements at a public offering price of $33.15 per share. Subsequent to quarter-end, the underwriters exercised a portion of their option to purchase an additional 400,000 of the Company's common shares for a total offering of 4,900,000 common shares that the Company expects to result in proceeds of approximately $160 million, assuming full physical settlement of the forward sale agreements.
Highlights Subsequent to Quarter-End
•Issued $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 in a private placement, completing the offering that was announced August 6, 2020.
Tamara Fischer, President and Chief Executive Officer, commented, "The team did a great job pulling together to execute our COVID management plan, delivering year-over-year growth in Core FFO per share of 10% for the quarter. Our strong results, highlighted by positive growth in same store NOI and increased occupancy of 260bps year-over-year at the end of the quarter, allowed us to increase our quarterly dividend by $0.01 per share, or 6.3% on an annualized basis. Because of the resilience demonstrated by the self storage sector, we are reinstating guidance for the remainder of 2020, and now believe that we will end the year with Core FFO per share of $1.66 to $1.68, with the midpoint being up 8.4% above 2019. We have also been pleased to see increased opportunities ahead for growth via acquisitions, so we opportunistically accessed the capital markets by executing a forward equity transaction which provides us the flexibility to continue to execute on our growth strategy as we close out 2020 and look forward to 2021."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Growth	2020	2019	Growth
Net income	$21,411	$16,514	29.7%	$54,961	$47,187	16.5%

Funds From Operations ("FFO")(1)	$43,440	$36,375	19.4%	$120,727	$102,933	17.3%
Add back acquisition costs	596	321	85.7%	1,681	783	114.7%
Core FFO(1)	$44,036	$36,696	20.0%	$122,408	$103,716	18.0%

Earnings (loss) per share - basic and diluted	$0.15	$(0.20)	175.0%	$0.32	$(0.32)	200.0%

FFO per share and unit(1)	$0.43	$0.39	10.3%	$1.23	$1.14	7.9%
Core FFO per share and unit(1)	$0.44	$0.40	10.0%	$1.25	$1.15	8.7%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $4.9 million for the third quarter of 2020 and $7.8 million for the nine months ended September 30, 2020 ("year-to-date") as compared to the same periods in 2019. The increase for the third quarter of 2020 resulted primarily from additional NOI generated from the 51 wholly-owned self storage properties acquired between October 1, 2019 and September 30, 2020 and earnings from the Company's unconsolidated real estate ventures partially offset by increases in depreciation and amortization and interest expense. The year-to-date increase was the result of additional NOI generated from the 51 wholly-owned self storage properties acquired between October 1, 2019 and September 30, 2020 and a decrease in GAAP losses from the Company's unconsolidated real estate ventures partially offset by increases in depreciation and amortization, interest expense and a decrease in gains from the sale of self storage properties.
The increases in FFO and Core FFO for the third quarter of 2020 and year-to-date were primarily the result of incremental NOI from properties acquired between October 1, 2019 and September 30, 2020 and decreases in distributions to subordinated performance unitholders.
Same Store Operating Results (500 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Growth	2020	2019	Growth
Total revenues	$86,230	$86,230	—	$253,747	$252,207	0.6%
Property operating expenses	25,704	25,808	(0.4)%	76,222	76,079	0.2%
Net Operating Income (NOI)	$60,526	$60,422	0.2%	$177,525	$176,128	0.8%
NOI Margin	70.2%	70.1%	0.1%	70.0%	69.8%	0.2%

Average Occupancy	91.1%	90.1%	1.0%	88.8%	88.9%	(0.1)%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.02	$12.19	(1.4)%	$12.10	$12.06	0.3%

Year-over-year same store total revenues were unchanged for the third quarter of 2020 and increased 0.6% year-to-date as compared to the same periods in 2019. Third quarter 2020 average occupancy increased 100 basis points and average annualized rental revenue per occupied square foot decreased 1.4%. The year-to-date increase in same store total revenue was driven primarily by a 0.3% increase in average annualized rental revenue per occupied square foot partially offset by a 10 basis point decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth include: Oklahoma City, Phoenix, and Kansas

City. Markets which generated below portfolio average same store total revenue growth include: Portland, Dallas and Los Angeles.
Year-over-year same store property operating expenses decreased 0.4% for the third quarter of 2020 and increased 0.2% year-to-date as compared to the same periods in 2019. The decrease for the third quarter of 2020 primarily resulted from decreases in personnel costs and utilities expenses, partially offset by increases in property taxes. The year-to-date increase was driven primarily by an increase in property taxes partially offset by decreases in utilities and repairs & maintenance expenses.
Investment Activity
During the third quarter, NSA invested approximately $23.8 million in the acquisition of four self storage properties consisting of approximately 0.3 million rentable square feet configured in approximately 2,100 storage units. Total consideration for these acquisitions included approximately $20.2 million of net cash, the issuance of approximately $0.8 million of OP units and $2.6 million of subordinated performance units and the assumption of approximately $0.2 million of other working capital liabilities.
Balance Sheet
In September 2020, the Company completed an underwritten public offering of 4,500,000 common shares of beneficial interest under forward sale agreements at a public offering price of $33.15 per share. Subsequent to quarter-end, the underwriters exercised a portion of their option to purchase an additional 400,000 of the Company's common shares for a total offering of 4,900,000 common shares that the Company expects to result in net proceeds of approximately $160 million, assuming full physical settlement of the forward sale agreements. The Company expects to settle the forward sale agreements prior to March 22, 2021 via the issuance and physical delivery of the Company's common shares in exchange for cash proceeds, although the Company may elect cash settlement or net share settlement for all or a portion of its obligations under the forward sale agreements, subject to certain conditions.
On October 22, 2020, the Company's operating partnership issued $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 (the "Senior Unsecured Notes") in a private placement to certain institutional investors, completing the offering that was announced August 6, 2020. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
Common Share Dividends
On August 20, 2020, NSA's Board of Trustees declared a quarterly cash dividend of $0.34 per common share, which was paid on September 30, 2020 to shareholders of record as of September 15, 2020.

2020 Guidance
The following table outlines NSA's FFO guidance estimates and related assumptions for the year ended December 31, 2020:

	Ranges for Full Year 2020
	Low	High
Core FFO per share(1)	$1.66	$1.68

Same store operations (500 stores)
Total revenue growth	0.75%	1.25%
Property operating expenses growth	1.5%	2.0%
NOI growth	0.25%	1.00%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$38.5	$39.5
Equity-based compensation, in millions	$4.0	$4.5

Management fees and other revenue, in millions	$22.0	$23.0
Core FFO from unconsolidated real estate ventures, in millions	$14.5	$15.5

Subordinated performance unit distributions, in millions	$28.5	$29.5

Wholly-owned acquisitions, in millions	$400.0	$500.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2020
	Low	High
Earnings (loss) per share - diluted	$0.43	$0.47
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.21	0.15
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.28	1.32
FFO attributable to subordinated unitholders	(0.28)	(0.29)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.02	0.03
Core FFO per share and unit	$1.66	$1.68
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 5, 2020.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Friday, November 6, 2020 to discuss its third quarter 2020 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Friday, November 6, 2020, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Friday, November 13, 2020. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Nareit REITworld Virtual Conference, November 17-19, 2020.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2020, the Company held ownership interests in and operated 788 self storage properties located in 35 states and Puerto Rico with approximately 49.5 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2020. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE
Rental revenue	$99,690	$92,746	$290,394	$262,776
Other property-related revenue	3,883	3,217	10,672	9,169
Management fees and other revenue	5,901	5,374	17,047	15,383
Total revenue	109,474	101,337	318,113	287,328
OPERATING EXPENSES
Property operating expenses	31,546	28,988	92,395	82,635
General and administrative expenses	10,818	11,271	32,241	32,464
Depreciation and amortization	28,933	27,598	87,347	77,776
Other	479	768	1,330	1,511
Total operating expenses	71,776	68,625	213,313	194,386
OTHER (EXPENSE) INCOME
Interest expense	(15,262)	(14,432)	(46,403)	(41,590)
Equity in earnings (losses) of unconsolidated real estate ventures	37	(1,214)	(251)	(4,962)
Acquisition costs	(596)	(321)	(1,681)	(783)
Non-operating expense	(120)	(8)	(629)	(275)
Gain on sale of self storage properties	—	—	—	2,814
Other expense	(15,941)	(15,975)	(48,964)	(44,796)
Income before income taxes	21,757	16,737	55,836	48,146
Income tax expense	(346)	(223)	(875)	(959)
Net income	21,411	16,514	54,961	47,187
Net income attributable to noncontrolling interests	(7,924)	(25,374)	(24,404)	(56,292)
Net income (loss) attributable to National Storage Affiliates Trust	13,487	(8,860)	30,557	(9,105)
Distributions to preferred shareholders	(3,275)	(3,272)	(9,822)	(9,117)
Net income (loss) attributable to common shareholders	$10,212	$(12,132)	$20,735	$(18,222)

Earnings (loss) per share - basic and diluted	$0.15	$(0.20)	$0.32	$(0.32)

Weighted average shares outstanding - basic and diluted	68,887	59,278	65,643	57,835

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Real estate
Self storage properties	$3,381,418	$3,091,719
Less accumulated depreciation	(416,423)	(337,822)
Self storage properties, net	2,964,995	2,753,897
Cash and cash equivalents	16,779	20,558
Restricted cash	4,486	3,718
Debt issuance costs, net	2,698	3,264
Investment in unconsolidated real estate ventures	206,284	214,061
Other assets, net	62,320	65,441
Operating lease right-of-use assets	23,354	23,306
Total assets	$3,280,916	$3,084,245
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,741,703	$1,534,047
Accounts payable and accrued liabilities	51,280	37,966
Interest rate swap liabilities	86,746	19,943
Operating lease liabilities	24,929	24,665
Deferred revenue	15,858	15,523
Total liabilities	1,920,516	1,632,144
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,732,719 and 8,727,119 issued and outstanding at September 30, 2020 and December 31, 2019, respectively, at liquidation preference	218,318	218,178
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 69,177,872 and 59,659,108 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	692	597
Additional paid-in capital	993,164	905,763
Distributions in excess of earnings	(242,222)	(197,075)
Accumulated other comprehensive loss	(54,723)	(7,833)
Total shareholders' equity	915,229	919,630
Noncontrolling interests	445,171	532,471
Total equity	1,360,400	1,452,101
Total liabilities and equity	$3,280,916	$3,084,245

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$21,411	$16,514	$54,961	$47,187
Add (subtract):
Real estate depreciation and amortization	28,564	27,279	86,283	76,816
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,830	5,197	11,428	16,126
Gain on sale of self storage properties	—	—	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Mark-to-market changes in value on equity securities	—	—	142	—
Distributions to preferred shareholders and unitholders	(3,513)	(3,515)	(10,541)	(9,729)
FFO attributable to subordinated performance unitholders(1)	(6,852)	(9,100)	(21,546)	(24,855)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	43,440	36,375	120,727	102,933
Add:
Acquisition costs	596	321	1,681	783
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$44,036	$36,696	$122,408	$103,716

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	68,887	59,278	65,643	57,835
Weighted average restricted common shares outstanding	32	27	30	29
Weighted average OP units outstanding	29,559	30,483	29,994	30,217
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,848	1,900	1,848
Weighted average LTIP units outstanding	513	535	555	605
Total weighted average shares and units outstanding - FFO and Core FFO	100,916	92,171	98,122	90,534

FFO per share and unit	$0.43	$0.39	$1.23	$1.14
Core FFO per share and unit	$0.44	$0.40	$1.25	$1.15

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Earnings (loss) per share - diluted	$0.15	$(0.20)	$0.32	$(0.32)
Impact of the difference in weighted average number of shares(3)	(0.05)	0.07	(0.10)	0.11
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.08	0.26	0.23	0.62
Add real estate depreciation and amortization	0.28	0.30	0.88	0.85
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.04	0.06	0.12	0.18
Subtract gain on sale of self storage properties	—	—	—	(0.03)
FFO attributable to subordinated performance unitholders	(0.07)	(0.10)	(0.22)	(0.27)
FFO per share and unit	0.43	0.39	1.23	1.14
Add acquisition costs	0.01	0.01	0.02	0.01
Core FFO per share and unit	$0.44	$0.40	$1.25	$1.15

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$21,411	$16,514	$54,961	$47,187
(Subtract) add:
Management fees and other revenue	(5,901)	(5,374)	(17,047)	(15,383)
General and administrative expenses	10,818	11,271	32,241	32,464
Other	479	768	1,330	1,511
Depreciation and amortization	28,933	27,598	87,347	77,776
Interest expense	15,262	14,432	46,403	41,590
Equity in (earnings) losses of unconsolidated real estate ventures	(37)	1,214	251	4,962
Acquisition costs	596	321	1,681	783
Income tax expense	346	223	875	959
Gain on sale of self storage properties	—	—	—	(2,814)
Non-operating expense	120	8	629	275
Net Operating Income	$72,027	$66,975	$208,671	$189,310

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$21,411	$16,514	$54,961	$47,187
Add:
Depreciation and amortization	28,933	27,598	87,347	77,776
Company's share of unconsolidated real estate venture depreciation and amortization	3,830	5,197	11,428	16,126
Interest expense	15,262	14,432	46,403	41,590
Income tax expense	346	223	875	959
EBITDA	69,782	63,964	201,014	183,638
Add (subtract):
Acquisition costs	596	321	1,681	783
Gain on sale of self storage properties	—	—	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Equity-based compensation expense	1,183	1,153	3,108	3,373
Adjusted EBITDA	$71,561	$65,438	$205,803	$185,182

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2020
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	100	39,274	5,555,286	90.1%	Texas	104	41,599	5,832,575	90.0%
California	83	49,654	6,228,696	94.6%	California	95	56,355	7,022,054	94.6%
Oregon	63	25,204	3,197,234	90.7%	Florida	76	46,378	4,996,458	89.6%
Florida	49	31,114	3,274,986	90.5%	Oregon	63	25,204	3,197,234	90.7%
Georgia	45	19,410	2,599,824	89.7%	Georgia	56	25,543	3,472,056	90.2%
North Carolina	33	15,360	1,885,379	93.9%	Oklahoma	36	16,147	2,209,587	91.8%
Arizona	31	16,881	1,924,787	91.2%	Arizona	33	17,884	2,034,617	90.9%
Oklahoma	30	13,820	1,902,372	92.1%	North Carolina	33	15,360	1,885,379	93.9%
Louisiana	26	12,334	1,536,608	85.8%	Louisiana	26	12,334	1,536,608	85.8%
Indiana	16	8,774	1,134,420	93.9%	Michigan	24	15,615	1,978,748	92.7%
Kansas	16	5,697	763,229	90.8%	Ohio	22	12,439	1,526,014	89.4%
Washington	14	4,494	578,723	89.2%	New Jersey	19	12,717	1,497,327	92.5%
Nevada	13	6,730	846,687	92.9%	Nevada	17	8,347	1,099,494	92.5%
Colorado	15	6,387	798,076	92.9%	Indiana	16	8,774	1,134,420	93.9%
New Hampshire	11	4,775	581,391	95.4%	Kansas	16	5,697	763,229	90.8%
Missouri	9	3,856	489,523	81.0%	Alabama	15	6,288	936,848	89.7%
Ohio	8	3,647	461,393	90.4%	Washington	14	4,494	578,723	89.2%
Pennsylvania	8	4,318	497,245	92.0%	Massachusetts	12	7,683	888,521	91.0%
Other(1)	41	20,976	2,555,958	90.8%	Colorado	15	6,387	798,076	92.9%
Total	611	292,705	36,811,817	91.4%	New Hampshire	11	4,775	581,391	95.4%
					Pennsylvania	11	5,956	658,115	91.8%
					Other(2)	74	40,267	4,853,185	89.1%
					Total	788	396,243	49,480,659	91.2%

(1) Other states and territories in NSA's owned portfolio as of September 30, 2020 include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, New Jersey, New Mexico, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of September 30, 2020 include Delaware, Idaho, Illinois, Kentucky, Maryland, Minnesota, Mississippi, Missouri, New Mexico, New York, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2020 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2020	36	13,555	1,759,019	$214,584	$7,217	$972	$222,773
June 30, 2020	4	2,488	277,560	30,198	5,842	207	36,247
September 30, 2020	4	2,084	251,300	20,173	3,427	204	23,804
Total Acquisitions	44	18,127	2,287,879	$264,955	$16,486	$1,383	$282,824

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2020	2	532	39,952	12,108	—	37	12,145
Total Investments(4)	46	18,659	2,327,831	$277,063	$16,486	$1,420	$294,969

(3) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4) NSA acquired self storage properties located in California (2), Colorado (4), Florida (3), Georgia (1), Maryland (1), Massachusetts (1), New Jersey (1), Oregon (2), Pennsylvania (2) and Texas (29).

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2020
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2020	2021	2022	2023	2024	2025	2026	Thereafter	Total
Credit Facility:
Revolving line of credit	1.45%	Variable(2)	January 2024	$—	$—	$—	$—	$246,500	$—	$—	$—	$246,500
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	—	125,000	—	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	—	250,000	—	—	—	250,000
Term loan - Tranche C	2.80%	Swapped To Fixed	January 2025	—	—	—	—	—	225,000	—	—	225,000
Term loan - Tranche D	3.57%	Swapped To Fixed	July 2026	—	—	—	—	—	—	175,000	—	175,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	—	175,000	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
Fixed rate mortgages payable	4.26%	Fixed	July 2021 - October 2031	—	3,555	—	80,149	20,224	—	—	120,725	224,653
Total Principal/Weighted Average	3.23%		5.0 years	$—	$3,555	$—	$380,149	$516,724	$225,000	$175,000	$445,725	$1,746,153
Unamortized debt issuance costs and debt premium, net												(4,450)
Total Debt												$1,741,703

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.1x
Total Leverage Ratio	< 60.0%	43.1%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2020
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,732,719
6.000% Series A-1 cumulative redeemable preferred units	637,382

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	69,146,476	69,146,476
Restricted common shares	31,396	31,396
Total shares outstanding	69,177,872	69,177,872
Operating partnership units	29,443,460	29,443,460
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	31,368,378	31,368,378
Long-term incentive plan units(3)	512,946	512,946
Total shares and Class A equivalents outstanding	101,059,196	101,059,196
Subordinated performance units(4)	8,770,744	10,437,185
DownREIT subordinated performance unit equivalents(4)	4,337,111	5,161,162
Total subordinated partnership units	13,107,855	15,598,347
Total common shares and units outstanding	114,167,051	116,657,543

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.19 OP units based on historical financial information for the trailing twelve months ended September 30, 2020. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	September 30, 2020	December 31, 2019
ASSETS
Self storage properties, net	$1,803,992	$1,835,235
Other assets	26,094	22,413
Total assets	$1,830,086	$1,857,648
LIABILITIES AND EQUITY
Debt financing	$989,819	$989,182
Other liabilities	23,462	20,487
Equity	816,805	847,979
Total liabilities and equity	$1,830,086	$1,857,648

Combined Operating Information

	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$41,878	$10,470	$121,846	$30,462
Property operating expenses	13,005	3,251	37,554	9,389
Net operating income	28,873	7,219	84,292	21,073
Supervisory, administrative and other expenses	(2,780)	(695)	(8,089)	(2,022)
Depreciation and amortization	(15,320)	(3,830)	(45,711)	(11,428)
Interest expense	(10,303)	(2,576)	(30,867)	(7,717)
Acquisition and other expenses	(381)	(95)	(800)	(200)
Net income (loss)	$89	$23	$(1,175)	$(294)
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		14		43
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,830		11,428
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,867		$11,177

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth
California	81	$19,401	$19,439	(0.2)%	$5,256	$5,219	0.7%	$14,145	$14,220	(0.5)%	72.9%	73.2%	(0.3)%
Oregon	60	10,029	10,115	(0.9)%	2,629	2,574	2.1%	7,400	7,541	(1.9)%	73.8%	74.6%	(0.8)%
Texas	60	7,921	7,935	(0.2)%	2,908	2,938	(1.0)%	5,013	4,997	0.3%	63.3%	63.0%	0.3%
Florida	37	8,416	8,475	(0.7)%	2,614	2,666	(2.0)%	5,802	5,809	(0.1)%	68.9%	68.5%	0.4%
Georgia	35	4,597	4,642	(1.0)%	1,407	1,403	0.3%	3,190	3,239	(1.5)%	69.4%	69.8%	(0.4)%
North Carolina	33	5,058	5,118	(1.2)%	1,426	1,433	(0.5)%	3,632	3,685	(1.4)%	71.8%	72.0%	(0.2)%
Oklahoma	30	3,823	3,735	2.4%	1,161	1,195	(2.8)%	2,662	2,540	4.8%	69.6%	68.0%	1.6%
Arizona	30	5,615	5,476	2.5%	1,630	1,589	2.6%	3,985	3,887	2.5%	71.0%	71.0%	—
Indiana	16	2,614	2,588	1.0%	795	825	(3.6)%	1,819	1,763	3.2%	69.6%	68.1%	1.5%
Kansas	16	2,265	2,205	2.7%	791	833	(5.0)%	1,474	1,372	7.4%	65.1%	62.2%	2.9%
Louisiana	14	1,868	1,932	(3.3)%	664	687	(3.3)%	1,204	1,245	(3.3)%	64.5%	64.4%	0.1%
Washington	14	1,838	1,859	(1.1)%	536	503	6.6%	1,302	1,356	(4.0)%	70.8%	72.9%	(2.1)%
Nevada	13	2,344	2,351	(0.3)%	645	664	(2.9)%	1,699	1,687	0.7%	72.5%	71.8%	0.7%
Colorado	11	1,785	1,810	(1.4)%	576	619	(6.9)%	1,209	1,191	1.5%	67.7%	65.8%	1.9%
New Hampshire	10	1,658	1,625	2.0%	523	505	3.6%	1,135	1,120	1.3%	68.5%	68.9%	(0.4)%
Other(1)	40	6,998	6,925	1.1%	2,143	2,155	(0.6)%	4,855	4,770	1.8%	69.4%	68.9%	0.5%
Total/Weighted Average	500	$86,230	$86,230	—	$25,704	$25,808	(0.4)%	$60,526	$60,422	0.2%	70.2%	70.1%	0.1%

2019 Same Store Pool(2)	438	$75,233	$75,565	(0.4)%	$22,440	$22,465	(0.1)%	$52,793	$53,100	(0.6)%	70.2%	70.3%	(0.1)%

2018 Same Store Pool(3)	373	$63,554	$63,937	(0.6)%	$18,694	$18,595	0.5%	$44,860	$45,342	(1.1)%	70.6%	70.9%	(0.3)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth
California	48,062	6,084,977	95.0%	90.2%	4.8%	93.4%	91.0%	2.4%	$12.99	$13.45	(3.4)%
Oregon	24,299	3,074,344	90.7%	84.5%	6.2%	88.8%	86.0%	2.8%	14.33	14.97	(4.3)%
Texas	24,172	3,420,824	90.5%	89.8%	0.7%	90.0%	90.8%	(0.8)%	9.98	9.95	0.3%
Florida	23,645	2,526,698	89.8%	87.8%	2.0%	88.3%	88.5%	(0.2)%	14.49	14.60	(0.8)%
Georgia	14,322	1,934,436	90.6%	91.5%	(0.9)%	90.4%	91.3%	(0.9)%	10.16	10.15	0.1%
North Carolina	15,360	1,885,379	93.9%	94.2%	(0.3)%	93.7%	95.0%	(1.3)%	11.01	10.99	0.2%
Oklahoma	13,820	1,902,372	92.1%	88.9%	3.2%	92.0%	89.3%	2.7%	8.47	8.53	(0.7)%
Arizona	16,521	1,876,247	91.1%	89.0%	2.1%	90.1%	89.2%	0.9%	12.90	12.73	1.3%
Indiana	8,774	1,134,420	93.9%	91.9%	2.0%	93.7%	92.1%	1.6%	9.57	9.64	(0.7)%
Kansas	5,697	763,229	90.8%	88.8%	2.0%	91.9%	90.1%	1.8%	12.12	12.04	0.7%
Louisiana	6,312	857,928	86.4%	87.0%	(0.6)%	86.6%	87.2%	(0.6)%	9.86	10.10	(2.4)%
Washington	4,494	578,723	89.2%	82.5%	6.7%	87.0%	84.7%	2.3%	14.33	14.87	(3.6)%
Nevada	6,730	846,687	92.9%	90.6%	2.3%	92.7%	90.6%	2.1%	11.37	11.75	(3.2)%
Colorado	5,035	614,106	93.1%	89.8%	3.3%	92.5%	91.6%	0.9%	12.25	12.55	(2.4)%
New Hampshire	4,294	519,966	95.2%	90.2%	5.0%	94.2%	91.6%	2.6%	13.12	13.48	(2.7)%
Other(1)	19,027	2,334,334	90.8%	89.2%	1.6%	90.2%	90.3%	(0.1)%	12.69	12.66	0.2%
Total/Weighted Average	240,564	30,354,670	91.9%	89.3%	2.6%	91.1%	90.1%	1.0%	$12.02	$12.19	(1.4)%

2019 Same Store Pool(2)	210,433	26,928,680	92.1%	89.5%	2.6%	91.1%	90.2%	0.9%	$11.81	$12.03	(1.8)%

2018 Same Store Pool(3)	177,961	22,654,770	92.3%	89.5%	2.8%	91.2%	90.3%	0.9%	$11.85	$12.09	(2.0)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2020 compared to Nine Months Ended September 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	81	$57,448	$56,990	0.8%	$15,742	$15,421	2.1%	$41,706	$41,569	0.3%	72.6%	72.9%	(0.3)%
Oregon	60	29,063	29,486	(1.4)%	7,730	7,699	0.4%	21,333	21,787	(2.1)%	73.4%	73.9%	(0.5)%
Texas	60	23,339	23,191	0.6%	8,564	8,726	(1.9)%	14,775	14,465	2.1%	63.3%	62.4%	0.9%
Florida	37	24,946	24,959	(0.1)%	7,646	7,671	(0.3)%	17,300	17,288	0.1%	69.3%	69.3%	—
Georgia	35	13,689	13,452	1.8%	4,320	4,394	(1.7)%	9,369	9,058	3.4%	68.4%	67.3%	1.1%
North Carolina	33	14,963	14,864	0.7%	4,251	4,342	(2.1)%	10,712	10,522	1.8%	71.6%	70.8%	0.8%
Oklahoma	30	11,244	11,025	2.0%	3,436	3,512	(2.2)%	7,808	7,513	3.9%	69.4%	68.1%	1.3%
Arizona	30	16,452	16,008	2.8%	4,718	4,625	2.0%	11,734	11,383	3.1%	71.3%	71.1%	0.2%
Indiana	16	7,683	7,625	0.8%	2,439	2,279	7.0%	5,244	5,346	(1.9)%	68.3%	70.1%	(1.8)%
Kansas	16	6,566	6,291	4.4%	2,355	2,454	(4.0)%	4,211	3,837	9.7%	64.1%	61.0%	3.1%
Louisiana	14	5,626	5,629	(0.1)%	1,927	2,010	(4.1)%	3,699	3,619	2.2%	65.7%	64.3%	1.4%
Washington	14	5,382	5,553	(3.1)%	1,597	1,513	5.6%	3,785	4,040	(6.3)%	70.3%	72.8%	(2.5)%
Nevada	13	6,898	6,801	1.4%	1,898	1,910	(0.6)%	5,000	4,891	2.2%	72.5%	71.9%	0.6%
Colorado	11	5,190	5,297	(2.0)%	1,697	1,782	(4.8)%	3,493	3,515	(0.6)%	67.3%	66.4%	0.9%
New Hampshire	10	4,792	4,778	0.3%	1,589	1,564	1.6%	3,203	3,214	(0.3)%	66.8%	67.3%	(0.5)%
Other(1)	40	20,466	20,258	1.0%	6,313	6,177	2.2%	14,153	14,081	0.5%	69.2%	69.5%	(0.3)%
Total/Weighted Average	500	$253,747	$252,207	0.6%	$76,222	$76,079	0.2%	$177,525	$176,128	0.8%	70.0%	69.8%	0.2%

2019 Same Store Pool(2)	438	$221,764	$221,064	0.3%	$66,678	$66,540	0.2%	$155,086	$154,524	0.4%	69.9%	69.9%	—

2018 Same Store Pool(3)	373	$187,568	$187,294	0.1%	$55,556	$55,122	0.8%	$132,012	$132,172	(0.1)%	70.4%	70.6%	(0.2)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2020 compared to Nine Months Ended September 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	48,062	6,084,977	95.0%	90.2%	4.8%	90.9%	90.7%	0.2%	$13.20	$13.17	0.2%
Oregon	24,299	3,074,344	90.7%	84.5%	6.2%	84.3%	84.5%	(0.2)%	14.61	14.80	(1.3)%
Texas	24,172	3,420,824	90.5%	89.8%	0.7%	88.6%	89.5%	(0.9)%	9.99	9.83	1.6%
Florida	23,645	2,526,698	89.8%	87.8%	2.0%	86.6%	87.8%	(1.2)%	14.63	14.64	(0.1)%
Georgia	14,322	1,934,436	90.6%	91.5%	(0.9)%	89.3%	89.4%	(0.1)%	10.23	10.03	2.0%
North Carolina	15,360	1,885,379	93.9%	94.2%	(0.3)%	91.9%	93.2%	(1.3)%	11.08	10.83	2.3%
Oklahoma	13,820	1,902,372	92.1%	88.9%	3.2%	89.8%	87.4%	2.4%	8.50	8.58	(0.9)%
Arizona	16,521	1,876,247	91.1%	89.0%	2.1%	88.7%	88.0%	0.7%	12.82	12.62	1.6%
Indiana	8,774	1,134,420	93.9%	91.9%	2.0%	91.3%	90.4%	0.9%	9.63	9.63	—
Kansas	5,697	763,229	90.8%	88.8%	2.0%	89.9%	87.1%	2.8%	11.96	11.85	0.9%
Louisiana	6,312	857,928	86.4%	87.0%	(0.6)%	85.5%	85.2%	0.3%	10.04	10.06	(0.2)%
Washington	4,494	578,723	89.2%	82.5%	6.7%	83.0%	84.4%	(1.4)%	14.69	14.87	(1.2)%
Nevada	6,730	846,687	92.9%	90.6%	2.3%	91.2%	90.9%	0.3%	11.36	11.31	0.4%
Colorado	5,035	614,106	93.1%	89.8%	3.3%	88.3%	89.7%	(1.4)%	12.44	12.50	(0.5)%
New Hampshire	4,294	519,966	95.2%	90.2%	5.0%	91.8%	91.8%	—	13.06	13.23	(1.3)%
Other(1)	19,027	2,334,334	90.8%	89.2%	1.6%	88.4%	89.1%	(0.7)%	12.66	12.51	1.2%
Total/Weighted Average	240,564	30,354,670	91.9%	89.3%	2.6%	88.8%	88.9%	(0.1)%	$12.10	$12.06	0.3%

2019 Same Store Pool(2)	210,433	26,928,680	92.1%	89.5%	2.6%	88.9%	89.1%	(0.2)%	$11.92	$11.88	0.3%

2018 Same Store Pool(3)	177,961	22,654,770	92.3%	89.5%	2.8%	89.0%	89.2%	(0.2)%	$11.98	$11.95	0.3%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$9,840	$9,842	—	$2,452	$2,472	(0.8)%	$7,388	$7,370	0.2%	75.1%	74.9%	0.2%
Portland-Vancouver-Hillsboro, OR-WA	47	7,823	7,981	(2.0)%	2,042	2,026	0.8%	5,781	5,955	(2.9)%	73.9%	74.6%	(0.7)%
Atlanta-Sandy Springs-Roswell, GA	26	3,866	3,914	(1.2)%	1,121	1,128	(0.6)%	2,745	2,786	(1.5)%	71.0%	71.2%	(0.2)%
Phoenix-Mesa-Scottsdale, AZ	23	4,538	4,464	1.7%	1,321	1,292	2.2%	3,217	3,172	1.4%	70.9%	71.1%	(0.2)%
Oklahoma City, OK	17	2,140	2,074	3.2%	674	692	(2.6)%	1,466	1,382	6.1%	68.5%	66.6%	1.9%
Dallas-Fort Worth-Arlington, TX	17	2,250	2,295	(2.0)%	856	908	(5.7)%	1,394	1,387	0.5%	62.0%	60.4%	1.6%
Indianapolis-Carmel-Anderson, IN	16	2,614	2,588	1.0%	795	825	(3.6)%	1,819	1,763	3.2%	69.6%	68.1%	1.5%
Los Angeles-Long Beach-Anaheim, CA	14	4,868	5,022	(3.1)%	1,375	1,375	—	3,493	3,647	(4.2)%	71.8%	72.6%	(0.8)%
Tulsa, OK	13	1,683	1,660	1.4%	486	502	(3.2)%	1,197	1,158	3.4%	71.1%	69.8%	1.3%
North Port-Sarasota-Bradenton, FL	13	3,054	3,007	1.6%	933	950	(1.8)%	2,121	2,057	3.1%	69.4%	68.4%	1.0%
Las Vegas-Henderson-Paradise, NV	12	2,231	2,252	(0.9)%	609	627	(2.9)%	1,622	1,625	(0.2)%	72.7%	72.2%	0.5%
Kansas City, MO-KS	11	1,702	1,624	4.8%	615	675	(8.9)%	1,087	949	14.5%	63.9%	58.4%	5.5%
Other MSAs	244	39,621	39,507	0.3%	12,425	12,336	0.7%	27,196	27,171	0.1%	68.6%	68.8%	(0.2)%
Total/Weighted Average	500	$86,230	$86,230	—	$25,704	$25,808	(0.4)%	$60,526	$60,422	0.2%	70.2%	70.1%	0.1%

2019 Same Store Pool(2)	438	$75,233	$75,565	(0.4)%	$22,440	$22,465	(0.1)%	$52,793	$53,100	(0.6)%	70.2%	70.3%	(0.1)%

2018 Same Store Pool(3)	373	$63,554	$63,937	(0.6)%	$18,694	$18,595	0.5%	$44,860	$45,342	(1.1)%	70.6%	70.9%	(0.3)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth	3Q 2020	3Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,989	3,361,159	96.1%	90.3%	5.8%	94.6%	91.0%	3.6%	$11.70	$12.26	(4.6)%
Portland-Vancouver-Hillsboro, OR-WA	18,205	2,226,383	89.5%	84.4%	5.1%	87.6%	85.8%	1.8%	15.72	16.41	(4.2)%
Atlanta-Sandy Springs-Roswell, GA	11,861	1,624,583	91.0%	91.7%	(0.7)%	90.5%	91.5%	(1.0)%	10.16	10.20	(0.4)%
Phoenix-Mesa-Scottsdale, AZ	13,461	1,515,617	90.2%	87.8%	2.4%	88.9%	87.9%	1.0%	13.06	13.03	0.2%
Oklahoma City, OK	7,703	1,087,702	94.1%	89.2%	4.9%	94.0%	89.6%	4.4%	8.12	8.27	(1.8)%
Dallas-Fort Worth-Arlington, TX	6,424	858,317	89.2%	88.2%	1.0%	89.0%	88.6%	0.4%	11.47	11.70	(2.0)%
Indianapolis-Carmel-Anderson, IN	8,774	1,134,420	93.9%	91.9%	2.0%	93.7%	92.1%	1.6%	9.57	9.64	(0.7)%
Los Angeles-Long Beach-Anaheim, CA	9,753	1,063,420	90.9%	86.8%	4.1%	89.2%	88.2%	1.0%	19.58	20.54	(4.7)%
Tulsa, OK	6,117	814,670	89.4%	88.5%	0.9%	89.3%	89.0%	0.3%	8.96	8.89	0.8%
North Port-Sarasota-Bradenton, FL	8,580	838,945	89.1%	85.8%	3.3%	87.5%	86.1%	1.4%	15.95	16.01	(0.4)%
Las Vegas-Henderson-Paradise, NV	6,547	808,335	92.8%	90.3%	2.5%	92.6%	90.4%	2.2%	11.32	11.84	(4.4)%
Kansas City, MO-KS	4,026	551,119	92.2%	88.6%	3.6%	93.5%	89.6%	3.9%	12.33	12.33	—
Other MSAs	114,124	14,470,000	91.8%	89.9%	1.9%	91.0%	90.9%	0.1%	11.61	11.62	(0.1)%
Total/Weighted Average	240,564	30,354,670	91.9%	89.3%	2.6%	91.1%	90.1%	1.0%	$12.02	$12.19	(1.4)%

2019 Same Store Pool(2)	210,433	26,928,680	92.1%	89.5%	2.6%	91.1%	90.2%	0.9%	$11.81	$12.03	(1.8)%

2018 Same Store Pool(3)	177,961	22,654,770	92.3%	89.5%	2.8%	91.2%	90.3%	0.9%	$11.85	$12.09	(2.0)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2020 compared to Nine Months Ended September 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$29,185	$28,764	1.5%	$7,398	$7,304	1.3%	$21,787	$21,460	1.5%	74.7%	74.6%	0.1%
Portland-Vancouver-Hillsboro, OR-WA	47	22,903	23,470	(2.4)%	6,077	6,047	0.5%	16,826	17,423	(3.4)%	73.5%	74.2%	(0.7)%
Atlanta-Sandy Springs-Roswell, GA	26	11,503	11,309	1.7%	3,463	3,499	(1.0)%	8,040	7,810	2.9%	69.9%	69.1%	0.8%
Phoenix-Mesa-Scottsdale, AZ	23	13,397	13,121	2.1%	3,802	3,728	2.0%	9,595	9,393	2.2%	71.6%	71.6%	—
Oklahoma City, OK	17	6,242	6,098	2.4%	1,986	2,028	(2.1)%	4,256	4,070	4.6%	68.2%	66.7%	1.5%
Dallas-Fort Worth-Arlington, TX	17	6,701	6,787	(1.3)%	2,631	2,675	(1.6)%	4,070	4,112	(1.0)%	60.7%	60.6%	0.1%
Indianapolis-Carmel-Anderson, IN	16	7,683	7,625	0.8%	2,439	2,279	7.0%	5,244	5,346	(1.9)%	68.3%	70.1%	(1.8)%
Los Angeles-Long Beach-Anaheim, CA	14	14,535	14,859	(2.2)%	4,061	3,993	1.7%	10,474	10,866	(3.6)%	72.1%	73.1%	(1.0)%
Tulsa, OK	13	5,002	4,926	1.5%	1,450	1,484	(2.3)%	3,552	3,442	3.2%	71.0%	69.9%	1.1%
North Port-Sarasota-Bradenton, FL	13	9,048	8,834	2.4%	2,725	2,803	(2.8)%	6,323	6,031	4.8%	69.9%	68.3%	1.6%
Las Vegas-Henderson-Paradise, NV	12	6,573	6,517	0.9%	1,799	1,814	(0.8)%	4,774	4,703	1.5%	72.6%	72.2%	0.4%
Kansas City, MO-KS	11	4,847	4,643	4.4%	1,840	1,952	(5.7)%	3,007	2,691	11.7%	62.0%	58.0%	4.0%
Other MSAs	244	116,128	115,254	0.8%	36,551	36,473	0.2%	79,577	78,781	1.0%	68.5%	68.4%	0.1%
Total/Weighted Average	500	$253,747	$252,207	0.6%	$76,222	$76,079	0.2%	$177,525	$176,128	0.8%	70.0%	69.8%	0.2%

2019 Same Store Pool(2)	438	$221,764	$221,064	0.3%	$66,678	$66,540	0.2%	$155,086	$154,524	0.4%	69.9%	69.9%	—

2018 Same Store Pool(3)	373	$187,568	$187,294	0.1%	$55,556	$55,122	0.8%	$132,012	$132,172	(0.1)%	70.4%	70.6%	(0.2)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2020 compared to Nine Months Ended September 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,989	3,361,159	96.1%	90.3%	5.8%	92.0%	90.8%	1.2%	$11.92	$11.96	(0.3)%
Portland-Vancouver-Hillsboro, OR-WA	18,205	2,226,383	89.5%	84.4%	5.1%	83.9%	84.8%	(0.9)%	16.05	16.27	(1.4)%
Atlanta-Sandy Springs-Roswell, GA	11,861	1,624,583	91.0%	91.7%	(0.7)%	89.0%	89.3%	(0.3)%	10.26	10.06	2.0%
Phoenix-Mesa-Scottsdale, AZ	13,461	1,515,617	90.2%	87.8%	2.4%	87.9%	86.8%	1.1%	13.01	12.97	0.3%
Oklahoma City, OK	7,703	1,087,702	94.1%	89.2%	4.9%	91.0%	87.0%	4.0%	8.14	8.34	(2.4)%
Dallas-Fort Worth-Arlington, TX	6,424	858,317	89.2%	88.2%	1.0%	88.2%	87.9%	0.3%	11.49	11.63	(1.2)%
Indianapolis-Carmel-Anderson, IN	8,774	1,134,420	93.9%	91.9%	2.0%	91.3%	90.4%	0.9%	9.63	9.63	—
Los Angeles-Long Beach-Anaheim, CA	9,753	1,063,420	90.9%	86.8%	4.1%	87.5%	88.9%	(1.4)%	19.90	20.11	(1.0)%
Tulsa, OK	6,117	814,670	89.4%	88.5%	0.9%	88.3%	87.9%	0.4%	8.98	8.89	1.0%
North Port-Sarasota-Bradenton, FL	8,580	838,945	89.1%	85.8%	3.3%	85.7%	85.5%	0.2%	16.11	16.01	0.6%
Las Vegas-Henderson-Paradise, NV	6,547	808,335	92.8%	90.3%	2.5%	91.1%	90.8%	0.3%	11.35	11.40	(0.4)%
Kansas City, MO-KS	4,026	551,119	92.2%	88.6%	3.6%	89.7%	86.2%	3.5%	12.20	12.24	(0.3)%
Other MSAs	114,124	14,470,000	91.8%	89.9%	1.9%	88.8%	89.6%	(0.8)%	11.65	11.49	1.4%
Total/Weighted Average	240,564	30,354,670	91.9%	89.3%	2.6%	88.8%	88.9%	(0.1)%	$12.10	$12.06	0.3%

2019 Same Store Pool(2)	210,433	26,928,680	92.1%	89.5%	2.6%	88.9%	89.1%	(0.2)%	$11.92	$11.88	0.3%

2018 Same Store Pool(3)	177,961	22,654,770	92.3%	89.5%	2.8%	89.0%	89.2%	(0.2)%	$11.98	$11.95	0.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 8

Same Store Operating Data (500 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	YTD 2020	YTD 2019
Revenue
Rental revenue	$83,020	$80,141	$81,609	$82,059	$83,320	$244,770	$243,696
Other property-related revenue	3,210	2,860	2,907	2,805	2,910	8,977	8,511
Total revenue	86,230	83,001	84,516	84,864	86,230	253,747	252,207
Property operating expenses
Store payroll and related costs	7,549	7,538	8,176	7,771	7,757	23,263	23,320
Property tax expense	7,124	7,081	6,894	6,220	6,974	21,099	20,661
Utilities expense	2,692	2,160	2,337	2,258	2,804	7,189	7,494
Repairs & maintenance expense	1,996	1,891	2,022	2,011	2,046	5,909	6,155
Marketing expense	1,765	1,796	1,660	1,633	1,777	5,221	5,130
Insurance expense	820	810	803	783	774	2,433	2,306
Other property operating expenses	3,758	3,504	3,846	3,833	3,676	11,108	11,013
Total property operating expenses	25,704	24,780	25,738	24,509	25,808	76,222	76,079
Net operating income	$60,526	$58,221	$58,778	$60,355	$60,422	$177,525	$176,128

Net operating income margin	70.2%	70.1%	69.5%	71.1%	70.1%	70.0%	69.8%

Occupancy at period end	91.9%	89.8%	87.1%	87.2%	89.3%	91.9%	89.3%

Average occupancy	91.1%	88.1%	87.2%	88.1%	90.1%	88.8%	88.9%

Average annualized rental revenue per occupied square foot	$12.02	$11.99	$12.34	$12.27	$12.19	$12.10	$12.06

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019	YTD 2020	YTD 2019
Rental revenue
Same store portfolio	$83,020	$80,141	$81,609	$82,059	$83,320	$244,770	$243,696
Non-same store portfolio	16,670	15,161	13,793	10,024	9,426	45,624	19,080
Total rental revenue	99,690	95,302	95,402	92,083	92,746	290,394	262,776
Other property-related revenue
Same store portfolio	3,210	2,860	2,907	2,805	2,910	8,977	8,511
Non-same store portfolio	673	558	464	328	307	1,695	658
Total other property-related revenue	3,883	3,418	3,371	3,133	3,217	10,672	9,169
Property operating expenses
Same store portfolio	25,704	24,780	25,738	24,509	25,808	76,222	76,079
Non-same store portfolio	5,842	5,477	4,854	3,203	3,180	16,173	6,556
Total property operating expenses	31,546	30,257	30,592	27,712	28,988	92,395	82,635

Net operating income	72,027	68,463	68,181	67,504	66,975	208,671	189,310
Management fees and other revenue	5,901	5,697	5,449	5,352	5,374	17,047	15,383
General and administrative expenses	(10,818)	(10,329)	(11,094)	(11,566)	(11,271)	(32,241)	(32,464)
Depreciation and amortization	(28,933)	(29,309)	(29,105)	(27,343)	(27,598)	(87,347)	(77,776)
Other	(479)	(462)	(389)	(40)	(768)	(1,330)	(1,511)
Interest expense	(15,262)	(15,513)	(15,628)	(14,874)	(14,432)	(46,403)	(41,590)
Equity in earnings (losses) of unconsolidated real estate ventures	37	52	(340)	(8)	(1,214)	(251)	(4,962)
Acquisition costs	(596)	(252)	(833)	(534)	(321)	(1,681)	(783)
Non-operating (expense) income	(120)	(317)	(192)	727	(8)	(629)	(275)
Gain on sale of self storage properties	—	—	—	—	—	—	2,814
Income tax expense	(346)	(243)	(286)	(392)	(223)	(875)	(959)
Net Income	$21,411	$17,787	$15,763	$18,826	$16,514	$54,961	$47,187

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.02	$12.19	$12.10	$12.06
Total consolidated portfolio	12.03	12.20	12.09	12.06

Average Occupancy

Same store	91.1%	90.1%	88.8%	88.9%
Total consolidated portfolio	90.4%	89.6%	88.3%	88.6%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,488	$2,016	$4,926	$6,773
Value enhancing capital expenditures	1,046	1,234	3,083	3,386
Acquisitions capital expenditures	1,351	2,219	4,951	6,547
Total consolidated portfolio capital expenditures	$3,885	$5,469	$12,960	$16,706

Property Operating Expenses Detail

Store payroll and related costs	$9,170	$8,705	$27,821	$25,362
Property tax expense	8,787	7,730	25,699	22,149
Utilities expense	3,319	3,148	8,759	8,140
Repairs & maintenance expense	2,427	2,315	7,055	6,717
Marketing expense	2,185	2,008	6,401	5,577
Insurance expense	1,088	932	3,205	2,622
Other property operating expenses	4,570	4,150	13,455	12,068
Property operating expenses on the Company's statements of operations	$31,546	$28,988	$92,395	$82,635

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,693	$5,219	$12,515	$14,825
Equity-based compensation expense	1,183	1,153	3,108	3,373
Other general and administrative expenses	5,942	4,899	16,618	14,266
General and administrative expenses on the Company's statements of operations	$10,818	$11,271	$32,241	$32,464

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $5.7 million of fair value of debt adjustments and $10.2 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2020, the Company had nine PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage and Moove In Self Storage. On March 31, 2020, NSA closed on the merger and internalization of the management platform of SecurCare Self Storage, which prior to the merger and internalization was the Company’s largest PRO.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

BMO Capital Markets	Capital One Securities, Inc.	Citi Investment Research
John P. Kim	Neil Malkin	Michael Bilerman / Smedes Rose
212.885.4115	571.633.8191	212.816.1383 / 212.816.6243

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen	Todd Thomas / Jordan Sadler	Ronald Kamdem
212.284.1705	917.368.2286 / 917.368.2280	212.296.8319

Stifel	Truist Securities	Wells Fargo Securities, LLC
Stephen Manaker / Kevin Stein	Ki Bin Kim	Todd Stender / Philip Defelice
212.271.3716 / 212.271.3718	212.303.4124	562.637.1371 / 443.263.6442

% of NSA Properties

>10%
5 - 10%
2 - 5%
<2%

788
Properties

611
Wholly-Owned

177
Joint Venture